                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    TENDER OF SHARES OF VOTING COMMON STOCK
                                       OF
                         ABR INFORMATION SERVICES, INC.
                                       TO
                            SPRING ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                              CERIDIAN CORPORATION

    This Notice of Guaranteed Delivery or one substantially in the form hereof must be used to accept the Offer (as defined below) if certificates representing shares of voting common stock, par value $0.01 per share (the "Shares"), of ABR
Information Services, Inc., a Florida corporation (the "Company"), are not immediately available or all required documents cannot be delivered to The Bank of New York (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission (for
Eligible Institutions only) or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See
Section 4 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                              THE BANK OF NEW YORK

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
                          BY FACSIMILE TRANSMISSION:     BY HAND OR OVERNIGHT
        BY MAIL:          (FOR ELIGIBLE INSTITUTIONS           COURIER:
                                    ONLY)

   Tender & Exchange            (212) 815-6213            Tender & Exchange
       Department                                             Department
     P.O. Box 11248          CONFIRM FACSIMILE BY         101 Barclay Street
 Church Street Station            TELEPHONE:          Receive and Deliver Window
New York, NY 10286-1248         (800) 507-9357            New York, NY 10286

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Spring Acquisition Corp., a Florida corporation (the "Purchaser") and a wholly owned subsidiary of Ceridian
Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

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
Number of Shares  ..........................  Name(s) of Record Holder(s)  ...............

Certificate No(s). (if available):  ........  Address(es):  ..............................

 ...........................................  ............................................

                                              Area Code and Telephone Number(s):

                                              ............................................

If Share(s) will be tendered by book entry transfer, check box below

     / /  The Depository Trust Company

Account Number  ............................  Signature(s):  .............................

Date  ......................................

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange, a member of the NASD, a commercial bank or trust company having an office, branch or agency in the United States or other institution that is a member of the Medallion Signature Guaranty Program (an "Eligible Institution"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing all tendered shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three National Association of Securities Dealers, Inc. Automated Quotation
System trading days after the date of execution of this Notice of Guaranteed
Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (unless an Agent's Message is utilized) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:  .............................  ............................................
                                                         (Authorized Signature)

Address:  ..................................  Name:  .....................................
                                                         (Please Type or Print)

 ...........................................  Title:  ....................................
                                  (Zip Code)
Area Code
and Telephone Number(s):  ..................  Date:  .....................................

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.